Exhibit 21
SUBSIDIARIES OF THE COMPANY

Corporations	State of Organization
American Spectrum Realty Management, Inc.	Delaware
American Spectrum Realty Properties, Inc.	Maryland

Limited Partnerships
American Spectrum Realty Operating Partnership, L.P.	Delaware
ASR Park Ten 350, L.P.	Texas
ASR Park Ten 360, L.P.	Texas
ASR 2401 Fountainview, L.P	Delaware
ASR 5450 NW, L.P.	Delaware
ASR 5850 San Felipe, L.P.	Delaware
ASR 6677 Gessner, L.P.	Delaware
ASR 11500 NW, L.P.	Delaware
ASR Washington, L.P.	Texas
ASR-8 Centre, L.P.	Delaware
ASR-1501 Mockingbird, L.P.	Delaware
ASR-2855 Mangum, L.P.	Delaware
ASR-6420 Richmond Atrium, L.P.	Delaware
ASR-6430 Richmond Atrium, L.P.	Delaware
ASR-Beltway Industrial, L.P.	Delaware
ASR-Market Columbia, L.P.	Delaware
ASR-Parkway One & Two, L.P.	Delaware
ASR-West Gray, L.P.	Delaware
ASR-Windrose, L.P.	Delaware
Nooney Rider Trail, L.P.	Delaware
Sierra Pacific Development Fund II, L.P.	Delaware

Limited Liability Companies
American Spectrum Holdings (Washington), LLC	Delaware
American Spectrum Realty-1501 Mockingbird, LLC	Delaware
American Spectrum Realty-2855 Mangum, LLC	Delaware
American Spectrum Realty-6420 Richmond Atrium, LLC	Delaware
American Spectrum Realty-6430 Richmond Atrium, LLC	Delaware
American Spectrum Realty 5850 San Felipe, LLC	Delaware
American Spectrum Realty 5450 NW, LLC	Delaware
American Spectrum Realty 11500 NW, LLC	Delaware
ASR 2401 Fountainview, LLC	Delaware
ASR 6677 Gessner, LLC	Delaware
ASR NRT, LLC	Delaware
American Spectrum Realty-8 Centre, LLC	Delaware
American Spectrum Realty-1501 Mockingbird, LLC	Delaware
American Spectrum Realty-6420 Richmond, LLC	Delaware
American Spectrum Realty-6430 Richmond, LLC	Delaware
American Spectrum Realty-Beltway Industrial, LLC	Delaware
American Spectrum Realty-Parkway One & Two, LLC	Delaware
American Spectrum Realty-Windrose, LLC	Delaware
ASR-Market Columbia, LLC	Delaware
ASR-West Gray, LLC	Delaware
ASR-Newport, LLC	Delaware
Back Bay, LLC	Delaware
McDonnell Associates, LLC	Delaware

SUBSIDIARIES OF THE COMPANY (continued)

Nooney Income Fund II, LLC	Delaware
Nooney Real Property Investors Two, LLC	Delaware
Pacific Spectrum, LLC	Arizona
Seventy Seven, LLC	Delaware
Sierra Creekside, LLC	Delaware
Sierra Pacific Development Fund II, LLC	Delaware
Sierra Pacific Development Fund, LLC	Delaware
Sierra Southwest Pointe LLC	Delaware

Partnerships
Sierra Creekside Partners	California
Sierra Mira Mesa Partners	California